Exhibit 10.6

Strictly Confidential

February 11, 2025

Catheter Precision. Inc.

1670 Highway 160 West

Suite 205

Fort Mill, SC 29708

Attention: David Jenkins, Chief Executive Officer

INVESTMENT BANKING AGREEMENT

Dear Mr. Jenkins:

We are pleased to confirm our mutual understanding regarding the retention of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) by Catheter Precision, Inc., its subsidiaries, affiliates, beneficiaries, successors, and assigns (collectively, the “Company”), subject to the terms and conditions of this agreement (the

“Agreement”).

1.

Purpose of Engagement. Ladenburg will act as the Company’s exclusive agent in connection with a proposed At-the-Market equity offering (the “Transaction”) by the Company of its common stock (the “Securities”), pursuant to a prospectus supplement which will be filed with the U.S. Securities and Exchange Commission (“SEC”).

Ladenburg and the Company agree and acknowledge that this Agreement should not be construed as a firm commitment or guarantee of any Transaction. It is acknowledged and agreed that the decision to consummate a Transaction shall be subject to the approval of Ladenburg's commitment committee, and furthermore shall be in the Company's sole and absolute discretion.

2.

Term of Engagement. The term of our engagement hereunder shall be for a period commencing on the date hereof and expiring upon the termination of the ATM Agreement (as defined below). The Company may terminate this Agreement and the ATM Agreement on five (5) days’ written notice. Notwithstanding any termination or expiration of this Agreement, the provisions of Paragraphs 4 and 5 and Exhibit A, which is attached hereto and incorporated herein, shall survive such termination or expiration.

3.

Terms of Transaction. The terms of the transaction will be described more fully in an Equity Distribution Agreement (“ATM Agreement”), which the Company and Ladenburg will negotiate in good faith. No party shall have any obligation to execute an ATM Agreement and any determination to do so shall be in the sole and absolute discretion of each party.

4.	Compensation. The ATM Agreement will provide for a commission equal to 3.0% of the gross proceeds from Securities sold in the Transaction.

5.

Reimbursement of Expenses. In addition to the fees described in Paragraph 4 above, the Company agrees to reimburse Ladenburg promptly, upon request from time to time, for all reasonable, out-of-pocket expenses incurred by Ladenburg (including travel, databases, fees and disbursements of counsel, and of other consultants and advisors retained by Ladenburg, etc.) in connection with the matters contemplated by this Agreement up to $50,000 and up to $5,500 quarterly thereafter.

Catheter Precision, Inc.

February 11, 2025

We look forward to formalizing our business relationship. If the foregoing and the attached Exhibit A correctly set forth our agreement, please execute the enclosed copy of this letter in the space provided and return it to us.

Very truly yours,

LADENBURG THALMANN & CO. INC.

By:	/s/ Nicholas Stergis
Name:	Nicholas Stergis
Title:	Managing Director

Confirmed and agreed to this 12th day of February 2025

CATHETER PRECISION, INC.

By:	/s/ David A. Jenkins
Name:	David A Jenkins
Title:	CEO

Catheter Precision, Inc.

February 11, 2025

EXHIBIT A

(A)

Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Ladenburg in connection with any and all services to be performed hereunder by Ladenburg for and on behalf of the Company shall be, to the best of the Company’s knowledge, true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Ladenburg to adequately provide services as described herein is dependent upon the prompt dissemination of accurate, correct and complete information to Ladenburg. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement. Ladenburg shall have the benefit of, and shall be an intended third party beneficiary of, the identical representations and warranties provided to an Investor(s) in a securities purchase agreement or similar document entered into in connection with a Transaction.

(B)

Indemnification. The Company hereby agrees to indemnify and hold Ladenburg, its officers, directors, principals, employees, affiliates, and members, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement or (ii) any activities or services performed hereunder by Ladenburg, unless it is finally judicially determined in a court of competent jurisdiction that such Losses were the primary and direct result of the intentional misconduct or gross negligence of Ladenburg in performing the services hereunder.

If Ladenburg receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Section (C), Ladenburg shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Ladenburg of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from Ladenburg with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. Ladenburg shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Ladenburg shall have the right to employ its own counsel in any such action. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Ladenburg, which consent shall not be delayed and which shall not be required if Ladenburg is granted a release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by Ladenburg, to promptly reimburse Ladenburg for, or pay, any loss, claim, damage, liability or expense as to which Ladenburg has been indemnified herein with such reimbursement to be made currently as any loss, damage, liability or expense is incurred by Ladenburg. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by Ladenburg shall be repaid by Ladenburg in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against Ladenburg based solely upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company's prior written consent (which consent shall not be unreasonably withheld or delayed).

Catheter Precision. Inc.

February 11, 2025

If for any reason the foregoing indemnification is unavailable or is insufficient to hold Ladenburg harmless, the Company agrees to contribute the amount paid or payable by Ladenburg in such proportion as to reflect not only the relative benefits received by the Company, as the case may be, on the one hand, and Ladenburg, on the other hand, but also the relative fault of the Company and Ladenburg as well as any relevant equitable considerations. In no event shall Ladenburg contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

For purposes of this Agreement, each officer, director, member, and employee or affiliate of Ladenburg and each person, if any, who controls Ladenburg (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Ladenburg with respect to matters of indemnification by the Company hereunder.

(C)

Independent Contractor. It is expressly understood and agreed that Ladenburg shall, at all times, act as an independent contractor with respect to the Company and not as an employee or agent of the Company, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Ladenburg shall have no right to bind the Company in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

(D)

Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

(E)

Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose.

(F)

Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements shall remain in full force and effect in accordance with their terms.

(G)

Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(H)

Construction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company agrees that the sole and exclusive venue for any matters arising hereunder shall be a court of competent jurisdiction in New York, New York and agrees to waive any objections to such venue. This provision supersedes, waives and displaces any right to arbitration. EACH OF LADENBURG AND THE COMPANY HEREBY EXPRESSLY WAIVE ALL RIGHTS TO FINRA ARBITRATION. EACH OF LADENBURG AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, SUIT OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

Catheter Precision, Inc.

February 11, 2025

(I)	Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

(J)

Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

(K)

Attorneys’ Fees and Court Costs. If any party to this Agreement brings an action, directly or indirectly based upon this Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and court costs.

(L)

Computer Virus. During the course of this engagement, Ladenburg may exchange electronic versions of documents and emails with you using commercially available software. Unfortunately, the technology community is occasionally victimized by the creation and dissemination of so-called viruses, or similar destructive electronic programs. Ladenburg takes the issues raised by these viruses seriously and has invested in document and email scanning software that identifies and rejects files containing known viruses. Ladenburg also updates its system with the software vendor's most current releases at regular intervals.

By utilizing this virus scanning software, Ladenburg’s system may occasionally reject a communication you send. Ladenburg in turn may send you something that is rejected by your system. This infrequent occurrence is to be expected as part of the ordinary course of business.

Because the virus protection industry is generally one or two steps behind new viruses, Ladenburg cannot guarantee that its communications and documents will always be virus free. Occasionally, a virus will escape and go undetected as it is passed from system to system. Although Ladenburg believes its virus protection measures are excellent, it can make no warranty that its documents will be virus free at all times.

Please inform Ladenburg immediately in the event a virus enters your company’s system via any electronic means originating from Ladenburg. Through cooperative efforts, disruption to communications can be minimized.

(M)

Information Disclosure. Ladenburg may disclose any information when it is believed necessary for the conduct of its business, or where disclosure is required by law. For example, information may be disclosed for audit or research purposes, or to law enforcement and regulatory agencies to do such things as prevent fraud. Information may also be disclosed to affiliates as well as to others that are outside Ladenburg. Ladenburg may make other disclosures of information as permitted by law.

(N)

Legal Services. While certain principals of Ladenburg are attorneys, Ladenburg is not, in any manner, providing legal services or legal advice to the Company. Furthermore, the Company agrees and acknowledges that Ladenburg is not an advisor as to tax, accounting or regulatory matters in any jurisdiction.

(O)

Securities Trading and Other Activities. Ladenburg is a full service securities firm engaged, directly or indirectly, in various activities, including securities trading, investment management, financing and brokerage activities. The Company agrees and acknowledges that in the ordinary course of these activities, Ladenburg and its affiliates may actively trade the debt or equity securities (or related derivative securities) of the Company and other companies which may be the subject of the engagement contemplated by this Agreement for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities. The Company further agrees and acknowledges that Ladenburg and its affiliates also may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction and nothing herein shall in any way limit Ladenburg’s, or its affiliates’, ability to provide such services.

Catheter Precision, Inc.

February 11, 2025

(P)

No Fiduciary Duties. The Company represents that it is a sophisticated business enterprise that has retained Ladenburg for the limited purposes set forth in this Agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

(Q)

USA Patriot Act. If necessary, the Company agrees to provide Ladenburg with information and supporting documentation to enable Ladenburg to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) (Public Law 107-56).

(R)	Marketing. Ladenburg shall have the ability to publicize (i.e., use of the Company logo in its marketing materials) its role in providing the Company with the services noted herein.

(S)

Representations and Warranties of Ladenburg. Ladenburg represents, acknowledges and agrees that: (i) Ladenburg is, and at all times during the term of this Agreement will be, properly registered as a broker dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended, and under the laws of each applicable state, and in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”); and (ii) all services contemplated by this Agreement will be performed in material compliance with all applicable laws, including, without limitation, FINRA rules and regulations.